Exhibit 23

We consent to the  incorporation  by  reference in the  Registration  Statements
(Form  S-8  Nos.  333-11139,   333-11191,   333-11195,  333-  57643,  333-57641,
333-85247,  333-48672 and 333-48670) of our report dated February 2, 2001,  with respect to the consolidated financial statements and schedule of Boston Communications Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.



                                                         /s/ Ernst & Young LLP

Boston, Massachusetts
March 26, 2001